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                                                                    Exhibit 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Form S-8 of Interliant, Inc. dated June 29, 2000 of our report dated February 7, 2000, relating to the financial statements of Soft Link, Inc., which financial statements are incorporated by reference in such S-8.

/s/ Smith Schafer & Associates, LTD


Maplewood, Minnesota
June 23, 2000